Exhibit 1.01

CONFLICT MINERALS REPORT

For the Reporting Period from January 1 to December 31, 2024

Introduction

This Conflict Minerals Report of Avnet, Inc. for the calendar year 2024 (“Report”) is filed May 23, 2025, as an exhibit to the Company’s Form SD, as required under Rule 13p-1 of the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”). The Report is posted on the Company’s website at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals. Other information available through the Company’s website is not part of this Report.

References to “the Company,” “Avnet,” “we,” “our,” or “us” means Avnet, Inc. and its subsidiaries, except where the context otherwise requires.

Applicability of the Conflict Minerals Rule to Avnet

Avnet is as a global distributor of electronic components. It markets, sells, and distributes electronic components from the world’s leading electronic component manufacturers, including semiconductors, IP&E components (interconnect, passive and electromechanical), and other integrated and embedded components; and distributes a comprehensive portfolio of kits, tools, industrial automation components, and test and measurement products. It also provides embedded solutions, such as technical design, integration and assembly of embedded products, systems, and solutions; provides integrated solutions for embedded display solutions, such as touch and passive displays; and develops and produces standard board, industrial subsystems, and application-specific devices.

The Conflict Minerals Rule requires that the Company disclose information regarding any conflict minerals that are “necessary to the functionality or production” of any product that it manufactures or contracts to be manufactured. The Securities and Exchange Commission (“SEC”) defines conflict minerals as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “CMs”). CMs are used in many electronic components and computer products. The Democratic Republic of Congo and its adjoining countries have extensive reserves of CMs, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. The purpose of the Conflict Minerals Rule is to encourage companies whose products contain CMs to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The term CM refers to the named minerals and their derivatives and does not imply that the procurement of such minerals or derivatives directly or indirectly financed or benefitted armed groups in the Democratic Republic of Congo or an adjoining country.

Avnet’s revenues for 2024 were largely from distribution and other services that were not in-scope for purposes of compliance with the Conflict Minerals Rule. However, during 2024, it manufactured or contracted to manufacture certain products that include CMs (collectively, “Covered Products”). Therefore, the Company conducted a reasonable country of origin inquiry (“RCOI”), in good faith, to determine whether any of the CMs in the Covered Products: (1) originated in the Democratic Republic of Congo or an adjoining country, including Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia (collectively, the “Covered Countries”); or (2) are from recycled or scrap sources. Please see “Conflict Minerals Program – Reasonable Country of Origin Inquiry” for more information on the RCOI.

The Company conducted further due diligence on the source and chain of custody of such CMs that conformed, in all material respects, to an internationally recognized due diligence framework as required by the Conflict Minerals Rule. Please see “Conflict Minerals Program – Design of Conflict Minerals Program” for more information on the design of the due diligence program and “Conflict Minerals Program – Due Diligence Efforts” for more information on the due diligence conducted.

Avnet is a downstream consumer of CMs. It does not purchase the CMs contained in its Covered Products directly from mines, smelters, or refiners and is generally many levels removed from such market participants. Through the efforts described in this Report, Avnet seeks to ensure that its sourcing practices are consistent with its Responsible Minerals Sourcing Policy and to encourage conflict free sourcing in its supply chain.

Responsible Minerals Sourcing Policy

Avnet is committed to responsible sourcing of CMs and promotes traceability of CMs and transparency of its global supply chain. It supports the efforts of the Responsible Business Alliance’s (“RBA”) due diligence and reporting processes that seek to ensure supply-chain transparency, including through its engagement of Assent, a third-party service provider that is a member of RBA’s Responsible Minerals Initiative (“RMI”). In addition, the Company has actively engaged with its customers and suppliers for several years with respect to the use of CMs. It has also adopted a Responsible Minerals Sourcing Policy, which has been communicated to Avnet’s suppliers and the public. The Responsible Minerals Sourcing Policy is below:

Avnet, Inc., including its subsidiaries (collectively “Avnet”), is committed to source minerals responsibly and avoid sourcing minerals that contribute to armed conflict or human rights abuses in conflict affected and high-risk areas (CAHRAs), including the Democratic Republic of Congo (DRC) or adjoining countries. Avnet’s approach is to promote the traceability and transparency of supply chains and move towards a conflict-free global supply chain.

Avnet supports the aims of the Responsible Business Alliance’s Responsible Minerals Initiative (RMI) to identify, reduce and eventually eliminate the use of conflict minerals that finance or benefit conflict or human rights violations, and the Responsible Minerals Assurance Process (RMAP) to validate responsible sources. Avnet encourages its suppliers to likewise support such efforts. “Conflict minerals” include tantalum, tin, tungsten and gold, which are used in many electronic components and computer products.

Under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the U.S. Securities and Exchange Commission (“SEC”) rules, Avnet is required to annually report on Form SD whether products it manufactures or contracts to manufacture contain conflict minerals necessary to the functionality or production of the products, which have been sourced from mines in the DRC or adjoining countries (“covered products”). Revenue from the mining and trade of conflict minerals from the DRC or adjoining countries is believed to finance or benefit armed groups that are responsible for human rights violations.

Avnet is a global technology distributor and solutions provider. To a very limited extent Avnet manufactures or contracts to manufacture products, some of which are covered products. However, Avnet is a downstream consumer of conflict minerals. It does not purchase directly from mines, smelters or refiners and is many levels removed from such market participants. Avnet endeavors to avoid purchasing products containing conflict minerals sourced from CAHRAs that directly or indirectly finance or benefit armed groups, while minimizing unintended consequences of de facto embargoes for conflict-free mines. Avnet also expects its suppliers to source minerals only from responsible sources.

Avnet annually conducts a reasonable country of origin inquiry (RCOI) and due diligence that aligns with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Framework). As a downstream consumer, Avnet expects its suppliers to provide proper verification of the country of origin and source of the conflict minerals used in the products they supply to Avnet, utilizing the most current Conflict Minerals Reporting Template (CMRT) developed by RMI. Avnet also encourages its suppliers to adopt similar policies, due diligence frameworks, and management systems with respect to responsible minerals sourcing to drive those efforts throughout their supply chain.

This policy is available at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals.

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Conflict Minerals Program

Design of Conflict Minerals Program

Avnet’s 2024 Conflict Minerals Program (“2024 Program”) utilized the internationally recognized framework to identify the country of origin and chain of custody of the CMs. The framework (which includes supplements for gold, tin, tantalum, and tungsten) is called The Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”).

Avnet’s supply chain with respect to the CMs in our Covered Products is highly complex. We do not purchase CMs directly from any mine, refiner, or smelter and there are many parties in the supply chain between Avnet’s direct supplier and the mine from which the CM originated. Due to the Company’s “downstream” position in the supply chain, it followed the principles outlined in the OECD Framework for downstream companies with no direct relationships to smelters or refiners. Therefore, Avnet must rely, in good faith, on its direct suppliers to provide information regarding the country of origin and chain of custody of the CMs included in the Covered Products and on third-party audit programs. It is likely that years of engagement and propagation of expectations through many tiers of the supply chain will be necessary before information returned to downstream companies, such as Avnet, may be considered accurate and complete.

Covered Products

Avnet determined that the following products it manufactured or contracted to manufacture in 2024 contained CMs necessary to the functionality or production of those products:

•	Semi-conductor electronic devices designed and contracted to be manufactured by Avnet per customer specifications.
•	Electronic boards, electronic devices, display solutions, and Human-Machine Interface (HMI) solutions manufactured or contracted to be manufactured by Avnet Embedded GmbH.
•	Control boards and HMIs contracted to be manufactured.
•	Server based products integrated from customer designed or off-the-shelf components by Avnet Integrated.
•	Design kits and modules manufactured or contracted to be manufactured by Avnet.
•	Development boards manufactured or contracted to be manufactured by EBV Elektronik.
•	Development boards and accessories contracted to be manufactured by Avnet.
•	Printed circuit board assembly (PCBA) designed by customer and contracted to be manufactured by Farnell.
•	PCBA and high-level integration of customer products.
•	Avnet Guardian products manufactured or contracted to be manufactured by Avnet.
•	Cables and electromechanical assembled products manufactured or contracted to be manufactured by Avnet.

Pursuant to the Conflict Minerals Rule, Covered Products do not include products (i) that were not entered into the stream of commerce in 2024, and (ii) that were manufactured or contracted to be manufactured by entities that Avnet acquired after April 2024.

Reasonable Country of Origin Inquiry

Pursuant to the Conflict Minerals Rule, Avnet conducted a RCOI on the source and chain of custody of CMs in its Covered Products to determine whether any they originated in any of the Covered Countries and may not have come from recycled or scrap sources. To the extent applicable, Avnet conducted its RCOI utilizing the same processes and procedures that it established for conducting its due diligence, in particular Steps 1 and 2 of the OECD Framework, which are described under “Due Diligence Efforts” below.

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The 2024 RCOI included 447 suppliers that Avnet identified as possibly providing it with components, parts or products that contained CMs for its Covered Products. These suppliers identified smelters and refiners that may have processed the CMs contained in the Covered Products. Such smelters and refiners were compared against the Smelter Look-up tab of the Conflict Minerals Reporting Template (“CMRT”), as well as the list of “conformant” smelters and refiners and country of origin information published by the RBA’s Responsible Minerals Initiative (“RMI”), to validate the smelters and refiners (validated facilities are listed in Appendix A) and to determine the countries from where such validated facilities may have obtained CMs (countries are listed in Appendix B). For this process, Avnet used the data its Suppliers provided on their CMRTs version 6.4 or higher along with RMI’s due diligence of smelters and refiners and audits under the Responsible Minerals Assurance Process (“RMAP”) standard. The RMAP uses an independent third-party audit of smelter and refiner management systems and sourcing practices to validate conformance with RMAP protocols and current global standards.

The Company retained Assent, a third-party service provider, to assist in the collection and review of supplier CMRTs and the identification of risks in the supply chain. During the 2024 RCOI, Avnet contacted suppliers via Assent Sustainability Manager (“ASM”), a software-as-a-service platform that enables users to manage and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform. ASM’s functionality meets the OECD Framework process expectations by evaluating the quality of each supplier’s response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the results provided in this Report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through ASM.

Avnet requested that all suppliers complete a CMRT. On Avnet’s behalf, Assent offered training and educational resources to Suppliers to guide them on best practices, completing a CMRT, and using the ASM platform. Avnet monitored and tracked all communications in ASM for future reporting and transparency. Avnet may directly follow-up with a supplier that does not respond after three requests through ASM.

Supplier CMRTs undergo an automated data validation process to increase the completeness and accuracy of submissions and to identify any contradictory answers. This data validation process is based on questions within the declaration tab of the CMRT, which helps to identify areas that require further classification or risk assessment, as well as to understand the due diligence efforts of the Suppliers. Data validation contributes to the health assessment of Avnet’s Conflict Minerals Program, and the results are shared with suppliers regarding areas that require clarification or improvement.

Supplier CMRTs are accepted and classified as either valid or invalid. If a supplier’s CMRT is invalid, the supplier receives feedback and guidance on how to correct the validation errors and is asked to submit a valid CMRT. In addition, suppliers are provided training courses and direct engagement help through Assent’s multilingual Supplier Experience team.

Due Diligence Efforts

Based on the findings of the 2024 RCOI, pursuant to the Conflict Minerals Rule, Avnet conducted further due diligence on the source and chain of custody of the CMs in its Covered Products. The Company designed its due diligence measures to conform, in all material respects, with the OECD Framework, which contains a five-step structure for due diligence.

1.     Establish strong company management systems

•	Avnet has a governance team and a working team to carry out its Conflict Minerals Program. The governance team is made up of senior management and is responsible for ensuring that the program meets regulatory requirements and enterprise goals and provides direction to the working team. The working team is responsible for the day-to-day implementation of the program, diligence efforts, and risk mitigation strategy. It also informs the governance team about the results of the due diligence and risk mitigation efforts.
•	Avnet uses a third-party service provider, Assent, to assist with collecting and evaluating supply chain information, identifying potential risks, and developing additional due diligence steps. Please see “Conflict Minerals Program – Reasonable Country of Origin Inquiry” for more information on the use of Assent and its software platform ASM. Avnet also leverages Assent’s managed services to work with dedicated program specialists who support Avnet’s CM program and provide Avnet updates on program status.
•	Avnet has a Responsible Minerals Sourcing Policy, as discussed earlier in this Report. Pursuant to this policy, Avnet expects its suppliers to source CMs only from responsible sources and to provide proper verification of the country of origin and source of the materials used in the products they supply to Avnet. Suppliers either receive a copy of the policy or are notified of this policy. In addition, the policy is posted on Avnet’s website. This policy is reviewed annually by the governance team.

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•	Avnet’s Global Supplier Quality Handbook further discloses its expectations for suppliers, including an expectation that suppliers only source materials from environmentally and socially responsible suppliers.
•	Avnet seeks to include CM related provisions in new or amended supplier agreements with respect to the Covered Products. Its current form of supplier agreement contains a CM provision that requires a supplier to warrant that any products it supplies containing CMs either does not finance or benefit armed groups in the Covered Countries or are from recycled or scrap sources.
•	Avnet uses the current CMRT version developed by RMI to identify smelters and refiners in its supply chain. The CMRT requires Suppliers to provide information concerning the usage and source of CMs in their components, parts, and products, as well as information concerning their related compliance efforts, including whether they have a policy on conflict-free sourcing and require their own suppliers to source CMs from responsible sources.
•	By using Assent, Avnet provides its suppliers access to a free platform to upload their CMRTs, help desk support, educational resources on how to properly complete and submit a CMRT, and other multilingual resources.
•	Employees, vendors, suppliers, customers and any third-party can confidentially report concerns regarding Avnet’s business operations, including compliance with the Responsible Minerals Sourcing Policy, through the Ethics Alertline, via phone or internet. Violations or grievances at the industry level can be reported to the RMI directly at http://responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.
•	Avnet has a document retention policy to retain CM related documents, including supplier responses to CMRTs and the sources identified within each reporting period, for at least five years.

2.     Identify and assess risk in the supply chain

•	Avnet identifies the business segments that manufacture or contract to manufacture products reasonably believed to contain CMs and determine the Covered Products subject to the Conflict Minerals Rule. As a global value-added distributor, a substantial majority of Avnet’s operations are out of scope of the Conflict Minerals Rule.
•	Avnet identifies the active suppliers of materials, components, parts, and products that may contain CMs for the Covered Products, and each supplier is requested to complete the then latest revision of the CMRT. Avnet expects its direct suppliers to survey their suppliers.
•	Supplier level risks include non-responsive suppliers. Avnet tracks receipt of Supplier CMRTs. Avnet may directly follow-up with Suppliers that do not respond after three requests through the ASM platform. Follow-up with non-responsive suppliers continued into 2024.
•	Supplier level risks include incomplete or invalid submitted CMRTs. Submitted CMRTs go through a data validation process to evaluate responses for plausibility, completion, and consistency to lower the risks associated with supplier CMRT content. To the extent that a CMRT is incomplete or invalid, or other relevant information is not provided by a supplier, follow-up procedures are undertaken to request compliance and to offer feedback, guidance, and educational resources. Follow-up with such suppliers continued into 2024.
•	Supplier level risks include weak or undeveloped Supplier CM programs. Based on a supplier’s submitted CMRT, the strength of a supplier’s related compliance efforts, including whether it has a conflict minerals sourcing policy or implements due diligence measures for conflict free sourcing, is evaluated, tracked, and rated as either weak or strong.
•	Supplier level risks include supplier CMRTs that are based on company-level information versus Covered Product-level information. Suppliers may have been over-inclusive if their suppliers provide information on a company-level basis and under-inclusive if suppliers experience non-responsive suppliers or incomplete supplier CMRTs. Therefore, the Company is unable to determine if the smelters and refiners listed in Appendix A were all used or is a complete list of smelters and refiners utilized for CMs in the Covered Products.

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•	Supplier level risks include suppliers with problematic smelters and refiners in its supply chain. The CMRT data validation process evaluates responses for predetermined red flag indicators defined in the OECD Framework to identify risks in the supply chain posed by smelters and refiners.

o	Smelters and refiners identified in the CMRTs are compared against the Smelter Look-up tab of the CMRT and the list of Conformant smelters and refiners and country of origin information published by the RMI to determine if the smelter had been audited against a standard in conformance with the OECD Framework, such as RMAP.
o	If a smelter’s due diligence practices have not been audited against the RMAP standard or the smelter is considered non-conformant by RMAP, follow-ups may be conducted with Suppliers reporting those facilities and the facilities are assessed for potential sourcing risks.
o	The process uses multiple factors to determine the level of risk that each smelter and refiner poses to the supply chain. Factors include: RMAP audit status, geographic proximity to Conflict-Affected and High Risk Areas, known mineral source country of origin, credible evidence of unethical or conflict sourcing, peer assessments conducted by credible third-party sources, and sanction risks.

3.     Design and implementation of a strategy to respond to identified risks

•	Avnet has a risk management plan through which the Conflict Minerals Program is implemented, managed, and monitored. The plan includes processes to assess and respond to the risks identified in the supply chain, which are described in more detail under “Due Diligence Efforts – 2. Identify and assess risk in the supply chain.” Feedback on Supplier CMRTs is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs.
•	Avnet works with Suppliers on an as-needed basis to assist them with understanding the requirements of the Conflict Minerals Rule. Through Assent, Avnet also offers training and educational resources to suppliers to guide them on best practices, completing a CMRT, and using the ASM platform.
•	Avnet participates in Assent’s smelter outreach initiative, where letters are sent twice a year to each smelter and refiner not conformant or not enrolled in RMAP to encourage participation in a cross-recognized industry audit program. The initiative also includes letters to smelters and refiners who are conformant to RMAP to reflect appreciation for their efforts.
•	Working team leaders monitor risks and share the CM Program results, risk assessments, and draft Form SD filings with the governance team to ensure transparency within Avnet.
•	Avnet’s Responsible Minerals Sourcing Policy publicly announces its expectations that suppliers participate in Avnet’s due diligence process by providing proper verification of the country of origin and source of the materials used in the Covered Products they supply to Avnet. The policy and the Global Supplier Quality Handbook also state that Suppliers are expected to source CMs only from responsible sources.
•	Avnet seeks to include CM related provisions in new or amended supplier agreements with respect to the Covered Products and include CM related due diligence in acquisition activities.
•	Avnet has processes in place for new product introductions and changes to the bill of materials for the Covered Products to help ensure compliance with the Conflict Minerals Program.
•	Employees, vendors, suppliers, customers and any third-party can confidentially report concerns regarding Avnet’s business operations, including compliance with the Responsible Minerals Sourcing Policy, through the Ethics Alertline, via phone or internet.

4.     Carry out independent third-party audit of supply chain due diligence

•	Avnet is not positioned to conduct direct audits of smelters and refiners’ due diligence practices, as it is a downstream consumer of CMs and is generally many steps removed from smelters and refiners that provide minerals and ores. Instead, it relies on initiatives such as those led by RBA, including RMI, to conduct smelter and refinery due diligence audits.

5.    Report annually on supply chain due diligence

•	Avnet annually files a Form SD and a Conflict Minerals Report with the SEC and makes them available to the public on its website at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals.

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Results of 2024 Conflict Minerals Program

As a downstream purchaser of components, parts and products that may contain CMs, Avnet’s 2024 Program can provide only reasonable, but not absolute, assurance regarding the country of origin and chain of custody of the necessary CMs in its Covered Products.

The due diligence process includes Avnet requesting information from its direct suppliers, with those suppliers requesting similar information from their suppliers and so on, up the supply chain, to eventually identify the original sources of the necessary CMs. However, those who purchase CMs directly from smelters or refiners may not be able to discern which of its product lines include specific CMs from each smelter or refiner, and so it is common practice for such purchasers to list all smelters and refiners they may purchase from within the reporting period. Likewise, suppliers’ CMRTs primarily provided information at the company level, with few at the product level, and suppliers may have received similar information from their suppliers and so on. Finally, not all suppliers completed CMRTs or completed CMRTs in full for the 2024 Program.

For the 2024 Program, 447 Suppliers were identified, of which 346 (or 77.4%) submitted a completed CMRT, an increase from the 2023 program.

Supplier CMRT Results
Year of Program	# Suppliers in Scope	# Completed CMRTs	% Completed CMRTs	# Valid CMRTs	% Valid CMRTs
2024	447	346	77.40%	340	76.10%
2023	484	333	68.8%	329	68.0%

Strength of Supplier CM Program Results
Year of Program	# Completed CMRTS	# Suppliers with CM programs and policies rated as strong	# Suppliers with no CMs in their products	Total Suppliers with strong CM programs/policies or no CMs in products	% of such Suppliers
2024	346	261	51	312	90.20%
2023	333	267	39	306	91.9%

The 369 legitimate smelters and refiners identified by Suppliers in completed CMRTs, which appear on the RMI-maintained smelters list, are listed in Appendix A. Based on the limitations explained above, this list may be incomplete or more comprehensive than the smelters and refiners that actually processed the CMs contained in the Covered Products. The below table summarizes the number of such legitimate smelters and refiners that have been audited, are in the process of being audited, or not enrolled to be audited by RMI utilizing the RMAP standard as well as audit results.

Smelter and Refiner Audit Status Results
RMI Audit Status	Legitimate Smelters and Refiners
RMAP Conformant	233	63.1%
RMAP Active	7	1.9%
Non-Conformant	32	8.7%
Not Enrolled (roll up of the statuses below)	97	26.3%
Total	369	100.00%

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Not Enrolled subcategories	Count
Communication Suspended – Not Interested	5
In Communication	2
Outreach Required	68
RMI Due Diligence Review – Unable to Proceed	22

The compliance status information provided in the table above is based solely on information made available by RMI, without independent verification by the Company. Following are definitions of certain terms used in the chart:

•	“Conformant” means that the smelter or refiner has completed the independent annual audit process and been found to be in conformance with the relevant RMAP standard, whereby verified to have conflict-free sources.
•	“Active” means that the smelter or refiner is in the process of being independently audited or has committed to begin the audit process but has not yet been determined to be in conformance with the relevant RMAP standard.
•	“Non-Conformant” means that the smelter or refiner has been independently assessed but found not to be in conformance with the relevant RMAP standard.
•	“Communication Suspended – Not Interested” means the smelter or refiner has strongly communicated a lack of interest in participating in the audit program.
•	“Due Diligence Vetting Process” means the smelter or refiner does not meet RMI’s requirements for participation in the audit program according to the Due Diligence Vetting Process.
•	“In Communication” means the smelter or refiner is not yet active but is in communications with RMAP and/or a member company.
•	“Outreach Required” means RMI member companies need to contact entity to encourage their participation in audit program.
•	“RMI Due Diligence Review – Unable to Proceed” means the smelter or refiner has not met the thresholds for the Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.

The aggregated list of countries of origin from which the reported smelters and refiners may have collectively sourced CMs, based on information provided through the CMRT data collection process and RMAP audits, is provided in Appendix B. Based on the limitations explained above, this list may be incomplete or more comprehensive than the list of countries from which CMs contained in the Covered Products were actually sourced.

After conducting its 2024 Program, and in light of the limitations explained above, Avnet concludes that it is unable to determine the origin of the CMs contained in its Covered Products and unable to determine whether its Covered Products are DRC conflict free.

Steps to be taken in Calendar 2025

As Avnet endeavors not to purchase products that contain CMs that directly or indirectly finance or benefit armed groups in the Covered Countries, and to mitigate the risk of purchasing such products, it has continued with its Conflict Minerals Program discussed above during calendar year 2025 and specifically plans to pursue the following steps and improvements:

•	Continue to engage with Suppliers that provided incomplete responses or no responses for 2024 to help encourage them to provide requested information for 2025.
•	Continue to encourage suppliers to improve their efforts and policies, particular with suppliers whose conflict minerals compliance programs and policies are deemed weak.
•	For new in-scope suppliers: (i) communicate Avnet’s sourcing expectations, including through the dissemination of the Responsible Minerals Sourcing Policy and Global Supplier Quality Handbook and inclusion of CM sourcing requirements in supplier agreements; and (ii) provide access to training and educational resources on the requirements of the Conflict Minerals Rule and to guide them on best practices, completion of a CMRT and the use of the ASM platform.

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•	Proactively analyze whether any CMs are present in future products that it develops or in existing products to the extent the materials included in such existing products are revised.
•	Proactively seek to include CM related provisions in new or amended supplier agreements with respect to the Covered Products.
•	Continue to monitor its Ethics Alertline for issues related to the Company’s conflict minerals program.

Cautionary Statement about Forward-Looking Statements

Certain statements in this Report may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates” and similar expressions, or the use of future tense, are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to the Company’s future plans, additional steps it intends to take to mitigate the risk that the Company’s necessary CMs benefit armed groups, and other statements that do not relate to historical or current facts.

Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including: (1) the continued implementation of satisfactory traceability and other compliance measures by Avnet’s direct and indirect suppliers on a timely basis or at all, (2) whether smelters, refiners, and other market participants responsibly source CMs, and (3) political and regulatory developments regarding CMs. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement, except as required by federal securities law.

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APPENDIX A

List of Smelters and Refiners

Avnet used data its Suppliers provided on their CMRTs for the 2024 Program along with RBA’s RMI due diligence of smelters and refiners to prepare the below list. The list: (1) may not include all smelters and refiners that processed CMs in the Covered Products, and (2) may include smelters and refiners that processed CMs which were not contained in the products provided by the Suppliers for the Covered Products.

For RMI Audit Status:

•	“Conformant” means that the smelter or refiner has completed the independent annual audit process and been found to be in conformance with the relevant RMAP standard, whereby verified to have conflict-free sources.
•	“Active” means that the smelter or refiner is in the process of being independently audited or has committed to begin the audit process but has not yet been determined to be in conformance with the relevant RMAP standard.
•	“Non-Conformant” means that the smelter or refiner has been independently assessed but found not to be in conformance with the relevant RMAP standard.
•	“Communication Suspended – Not Interested” means the smelter or refiner has strongly communicated a lack of interest in participating in the audit program.
•	“Due Diligence Vetting Process” means the smelter or refiner does not meet RMI’s requirements for participation in the audit program according to the Due Diligence Vetting Process.
•	“In Communication” means the smelter or refiner is not yet active but is in communications with RMAP and/or a member company.
•	“Outreach Required” means RMI member companies need to contact entity to encourage their participation in audit program.
•	“RMI Due Diligence Review – Unable to Proceed” means the smelter or refiner has not met the thresholds for the Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.

Mineral	Smelter / Refiner CID	Smelter / Refiner Name	Smelter / Refiner Location	RMI Audit Status
Gold	CID000015	Advanced Chemical Company	United States of America	Conformant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	CID000035	Agosi AG	Germany	Conformant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	CID000077	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	CID000082	Asahi Pretec Corp.	Japan	Conformant
Gold	CID000090	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Outreach Required
Gold	CID000113	Aurubis AG	Germany	Conformant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	CID000157	Boliden Ronnskar	Sweden	Conformant
Gold	CID000176	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CID000180	Caridad	Mexico	Outreach Required
Gold	CID000185	CCR Refinery – Glencore Canada Corporation	Canada	Conformant
Gold	CID000189	Cendres + Metaux S.A.	Switzerland	Non Conformant

10

Gold	CID000197	Yunnan Copper Industry Co., Ltd.	China	Outreach Required
Gold	CID000233	Chimet S.p.A.	Italy	Conformant
Gold	CID000264	Chugai Mining	Japan	Conformant
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	China	Outreach Required
Gold	CID000359	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	CID000401	Dowa	Japan	Conformant
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	CID000493	JSC Novosibirsk Refinery	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	China	Outreach Required
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Outreach Required
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Outreach Required
Gold	CID000689	LT Metal Ltd.	Korea, Republic of	Conformant
Gold	CID000694	Heimerle + Meule GmbH	Germany	Conformant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	CID000711	Heraeus Germany GmbH Co. KG	Germany	Conformant
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	China	Outreach Required
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Outreach Required
Gold	CID000778	HwaSeong CJ CO., LTD.	Korea, Republic of	Communication Suspended – Not Interested
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	CID000814	Istanbul Gold Refinery	Turkey	Conformant
Gold	CID000823	Japan Mint	Japan	Conformant
Gold	CID000855	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	CID000920	Asahi Refining USA Inc.	United States of America	Conformant
Gold	CID000924	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Gold	CID000929	JSC Uralelectromed	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	CID000956	Kazakhmys Smelting LLC	Kazakhstan	Outreach Required
Gold	CID000957	Kazzinc	Kazakhstan	Conformant
Gold	CID000969	Kennecott Utah Copper LLC	United States of America	Conformant
Gold	CID000981	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	CID001029	Kyrgyzaltyn JSC	Kyrgyzstan	Non Conformant
Gold	CID001032	L’azurde Company For Jewelry	Saudi Arabia	RMI Due Diligence Review – Unable to Proceed

11

Gold	CID001056	Lingbao Gold Co., Ltd.	China	Outreach Required
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Outreach Required
Gold	CID001078	LS MnM Inc.	Korea, Republic of	Conformant
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Outreach Required
Gold	CID001113	Materion	United States of America	Conformant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	CID001153	Metalor Technologies S.A.	Switzerland	Conformant
Gold	CID001157	Metalor USA Refining Corporation	United States of America	Conformant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	CID001188	Mitsubishi Materials Corporation	Japan	Conformant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	CID001204	Moscow Special Alloys Processing Plant	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	CID001236	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	CID001259	Nihon Material Co., Ltd.	Japan	Conformant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Gold	CID001352	MKS PAMP SA	Switzerland	Conformant
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	China	Outreach Required
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	CID001498	PX Precinox S.A.	Switzerland	Conformant
Gold	CID001512	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	CID001534	Royal Canadian Mint	Canada	Conformant
Gold	CID001546	Sabin Metal Corp.	United States of America	Communication Suspended – Not Interested
Gold	CID001555	Samduck Precious Metals	Korea, Republic of	Non Conformant
Gold	CID001562	Samwon Metals Corp.	Korea, Republic of	Communication Suspended – Not Interested
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Outreach Required
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant

12

Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Gold	CID001761	Solar Applied Materials Technology Corp.	Taiwan, Province of China	Conformant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	CID001810	Super Dragon Technology Co., Ltd.	Taiwan, Province of China	Outreach Required
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	CID001909	Great Wall Precious Metals Co., Ltd. Of CBPM	China	Outreach Required
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	CID001938	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	China	Outreach Required
Gold	CID001955	Torecom	Korea, Republic of	Non Conformant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	CID001993	United Precious Metal Refining, Inc.	United States of America	Conformant
Gold	CID002003	Valcambi S.A.	Switzerland	Conformant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	CID002100	Yamakin Co., Ltd.	Japan	Conformant
Gold	CID002129	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	CID002282	Morris and Watson	New Zealand	Outreach Required
Gold	CID002290	SAFINA A.S.	Czechia	Conformant
Gold	CID002312	Guangdong Jinding Gold Limited	China	Outreach Required
Gold	CID002314	Umicore Precious Metals Thailand	Thailand	Non Conformant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	CID002515	Fidelity Printers and Refiners Ltd.	Zimbabwe	RMI Due Diligence Review – Unable to Proceed
Gold	CID002516	Singway Technology Co., Ltd.	Taiwan, Province of China	Non Conformant
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	China	Outreach Required
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Outreach Required
Gold	CID002560	Al Etihad Gold Refinery DMCC	United Arab Emirates	Non Conformant
Gold	CID002561	Emirates Gold DMCC	United Arab Emirates	Non Conformant
Gold	CID002562	International Precious Metal Refiners	United Arab Emirates	Outreach Required
Gold	CID002563	Kaloti Precious Metals	United Arab Emirates	RMI Due Diligence Review – Unable to Proceed
Gold	CID002567	Sudan Gold Refinery	Sudan	Outreach Required
Gold	CID002580	T.C.A S.p.A	Italy	Conformant

13

Gold	CID002582	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	CID002584	Fujairah Gold FZC	United Arab Emirates	Outreach Required
Gold	CID002587	Industrial Refining Company	Belgium	Non Conformant
Gold	CID002588	Shirpur Gold Refinery Ltd.	India	Outreach Required
Gold	CID002605	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
Gold	CID002606	Marsam Metals	Brazil	Non Conformant
Gold	CID002615	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	CID002708	Abington Reldan Metals, LLC	United States of America	Conformant
Gold	CID002750	Shenzhen CuiLu Gold Co., Ltd.	China	Outreach Required
Gold	CID002760	Albino Mountinho Lda.	Portugal	Outreach Required
Gold	CID002761	SAAMP	France	Non Conformant
Gold	CID002762	L’Orfebre S.A.	Andorra	Non Conformant
Gold	CID002763	8853 S.p.A.	Italy	Non Conformant
Gold	CID002765	Italpreziosi	Italy	Conformant
Gold	CID002778	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Active
Gold	CID002850	AU Traders and Refiners	South Africa	Non Conformant
Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	India	Non Conformant
Gold	CID002853	Sai Refinery	India	Outreach Required
Gold	CID002857	Modeltech Sdn Bhd	Malaysia	Non Conformant
Gold	CID002863	Bangalore Refinery	India	Active
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	Germany	Outreach Required
Gold	CID002872	Pease & Curren	United States of America	Communication Suspended – Not Interested
Gold	CID002893	JALAN & Company	India	Outreach Required
Gold	CID002918	SungEel HiMetal Co., Ltd.	Korea, Republic Of	Conformant
Gold	CID002919	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	CID002920	ABC Refinery Pty Ltd.	Australia	Outreach Required
Gold	CID002973	Safimet S.p.A	Italy	Non Conformant
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	Lithuania	Outreach Required
Gold	CID003185	African Gold Refinery	Uganda	RMI Due Diligence Review – Unable to Proceed
Gold	CID003186	Gold Coast Refinery	Ghana	Outreach Required
Gold	CID003189	NH Recytech Company	Korea, Republic Of	Conformant
Gold	CID003324	QG Refining, LLC	United States of America	Outreach Required
Gold	CID003348	Dijllah Gold Refinery FZC	United Arab Emirates	Outreach Required
Gold	CID003382	CGR Metalloys Pvt Ltd.	India	Outreach Required
Gold	CID003383	Sovereign Metals	India	Outreach Required

14

Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	CID003461	Augmont Enterprises Private Limited	India	Non Conformant
Gold	CID003463	Kundan Care Products Ltd.	India	Outreach Required
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	India	Outreach Required
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	India	Outreach Required
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	India	Outreach Required
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	India	Outreach Required
Gold	CID003497	K.A. Rasmussen	Norway	Outreach Required
Gold	CID003500	Alexy Metals	United States of America	Non Conformant
Gold	CID003548	MD Overseas	India	Outreach Required
Gold	CID003557	Metallix Refining Inc.	United States of America	Outreach Required
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	CID003615	WEEEREFINING	France	Conformant
Gold	CID003641	Gold by Gold Colombia	Colombia	Conformant
Gold	CID003663	Dongwu Gold Group	China	Outreach Required
Gold	CID003666	Sam Precious Metals	United Arab Emirates	In Communication
Gold	CID004010	Coimpa Industrial LTDA	Brazil	Conformant
Gold	CID004506	GG Refinery Ltd.	Tanzania, United Republic Of	Conformant
Gold	CID004714	Impala Platinum – Platinum Metals Refinery (PMR)	South Africa	Conformant
Gold	CID004755	Elite Industech Co., Ltd.	Taiwan, Province of China	Conformant
Gold	CID004435	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	Outreach Required
Gold	CID004697	Attero Recycling Pvt Ltd	India	Outreach Required
Gold	CID004491	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	Active
Gold	CID005014	Minera Titán del Perú SRL (MTP) – Belen Plant	Peru	Active
Gold	CID003690	NOBLE METAL SERVICES	United States of America	Outreach Required
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	CID000460	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	CID001076	AMG Brasil	Brazil	Conformant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	CID001175	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	CID001200	NPM Silmet AS	Estonia	Conformant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant

15

Tantalum	CID001508	QuantumClean	United States of America	Conformant
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Tantalum	CID001869	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	CID001891	Telex Metals	United States of America	Conformant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	CID002504	D Block Metals, LLC	United States of America	Conformant
Tantalum	CID002505	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	CID002539	KEMET de Mexico	Mexico	Conformant
Tantalum	CID002544	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	CID002545	TANIOBIS GmbH	Germany	Conformant
Tantalum	CID002548	Materion Newton Inc.	United States of America	Conformant
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	CID002557	Global Advanced Metals Boyertown	United States of America	Conformant
Tantalum	CID002558	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	CID003926	5D Production OU	Estonia	Outreach Required
Tantalum	CID004054	PowerX Ltd.	Rwanda	Conformant
Tantalum	CID004813	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	In Communication
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	CID000292	Alpha	United States of America	Conformant
Tin	CID000309	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	CID000313	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	CID000402	Dowa	Japan	Conformant
Tin	CID000438	EM Vinto	Bolivia (Plurinational State of)	Conformant
Tin	CID000448	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	CID000468	Fenix Metals	Poland	Conformant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Non Conformant

16

Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	China	Non Conformant
Tin	CID001070	China Tin Group Co., Ltd.	China	Conformant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	CID001142	Metallic Resources, Inc.	United States of America	Conformant
Tin	CID001173	Mineracao Taboca S.A.	Brazil	Conformant
Tin	CID001182	Minsur	Peru	Conformant
Tin	CID001191	Mitsubishi Materials Corporation	Japan	Conformant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	CID001305	Novosibirsk Tin Combine	Russian Federation	RMI Due Diligence Review – Unable to Proceed
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	CID001337	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	Conformant
Tin	CID001399	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	CID001402	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	CID001406	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	CID001419	PT Bangka Tin Industry	Indonesia	Conformant
Tin	CID001421	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	CID001428	PT Bukit Timah	Indonesia	Conformant
Tin	CID001453	PT Mitra Stania Prima	Indonesia	Conformant
Tin	CID001457	PT Panca Mega Persada	Indonesia	Outreach Required
Tin	CID001458	PT Prima Timah Utama	Indonesia	Conformant
Tin	CID001460	PT Refined Bangka Tin		Conformant
Tin	CID001463	PT Sariwiguna Binasentosa		Conformant
Tin	CID001468	PT Stanindo Inti Perkasa		Conformant
Tin	CID001477	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	CID001482	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	CID001490	PT Tinindo Inter Nusa		Conformant
Tin	CID001493	PT Tommy Utama	Indonesia	Conformant
Tin	CID001539	Rui Da Hung	Taiwan, Province of China	Conformant
Tin	CID001898	Thaisarco	Thailand	Conformant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Non Conformant
Tin	CID002015	VQB Mineral and Trading Group JSC	Viet Nam	Outreach Required
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	CID002455	CV Venus Inti Perkasa		Conformant
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	CID002478	PT Tirus Putra Mandiri	Indonesia	Outreach Required
Tin	CID002500	Melt Metais e Ligas S.A.	Brazil	Active

17

Tin	CID002503	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	CID002570	CV Ayi Jaya	Indonesia	Conformant
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Non Conformant
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Outreach Required
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Outreach Required
Tin	CID002593	PT Rajehan Ariq	Indonesia	Conformant
Tin	CID002696	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Outreach Required
Tin	CID002706	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	CID002756	Super Ligas	Brazil	Conformant
Tin	CID002773	Aurubis Beerse	Belgium	Conformant
Tin	CID002774	Aurubis Berango	Spain	Conformant
Tin	CID002776	PT Bangka Prima Tin	Indonesia	Conformant
Tin	CID002816	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	CID002835	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	CID002858	Modeltech Sdn Bhd	Malaysia	Non Conformant
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	CID003205	PT Bangka Serumpun	Indonesia	Conformant
Tin	CID003208	Pongpipat Company Limited	Myanmar	Outreach Required
Tin	CID003325	Tin Technology & Refining	United States of America	Conformant
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Non Conformant
Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	China	Non Conformant
Tin	CID003381	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	CID003387	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	CID003409	Precious Minerals and Smelting Limited	India	Non Conformant
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Outreach Required
Tin	CID003449	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant
Tin	CID003524	CRM Synergies	Spain	Conformant
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Non Conformant
Tin	CID003831	DS Myanmar	Myanmar	Conformant
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	CID004065	Mining Minerals Resources SARL	Congo, Democratic Republic of The	Conformant

18

Tin	CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Conformant
Tin	CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Conformant
Tin	CID004724	Woodcross Smelting Company Limited	Uganda	Conformant
Tin	CID001486	PT Timah Nusantara	Indonesia	Conformant
Tin	CID004754	Global Advanced Metals Greenbushes Pty Ltd.	Australia	Conformant
Tin	CID004692	RIKAYAA GREENTECH PRIVATE LIMITED	India	Outreach Required
Tin	CID004796	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	Outreach Required
Tin	CID004685	PT Mitra Graha Raya	Indonesia	Outreach Required
Tin	CID005067	PT Arsed Indonesia	Indonesia	Conformant
Tungsten	CID000004	A.L.M.T. Corp.	Japan	Conformant
Tungsten	CID000105	Kennametal Huntsville	United States of America	Conformant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	China	Outreach Required
Tungsten	CID000568	Global Tungsten & Powders LLC	United States of America	Conformant
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	CID000769	Hunan Jintai New Material Co., Ltd.	China	Non Conformant
Tungsten	CID000825	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	CID000966	Kennametal Fallon	United States of America	Conformant
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Communication Suspended - Not Interested
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	CID002543	Masan High-Tech Materials	Viet Nam	Conformant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant

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Tungsten	CID002589	Niagara Refining LLC	United States of America	Conformant
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002649	Hydrometallurg, JSC	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	CID002724	Unecha Refractory metals plant	Russian Federation	Non Conformant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	CID002833	ACL Metais Eireli	Brazil	Non Conformant
Tungsten	CID002845	Moliren Ltd.	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	CID003407	Lianyou Metals Co., Ltd.	Taiwan, Province of China	Conformant
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	CID003416	NPP Tyazhmetprom LLC	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	China	Conformant
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Non Conformant
Tungsten	CID003468	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	CID003553	Artek LLC	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	China	Conformant
Tungsten	CID003612	OOO “Technolom” 2	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	CID003614	OOO “Technolom” 1	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	CID003643	LLC Vostok	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Outreach Required
Tungsten	CID003978	HANNAE FOR T Co., Ltd.	Korea, Republic of	Outreach Required
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	Viet Nam	Conformant
Tungsten	CID004034	Nam Viet Cromit Joint Stock Company	Viet Nam	Outreach Required
Tungsten	CID004060	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	Outreach Required
Tungsten	CID004397	Lianyou Resources Co., Ltd.	Taiwan, Province of China	Conformant
Tungsten	CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	CID004619	Kenee Mining Corporation Vietnam	Viet Nam	Conformant
Tungsten	CID004056	MALAMET SMELTING SDN. BHD.	Malaysia	Outreach Required
Tungsten	CID004438	Philippine Carreytech Metal Corp.	Philippines	Active
Tungsten	CID004797	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Conformant
Tungsten	CID005017	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Lao People's Democratic Republic	Active

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APPENDIX B

Countries of Origin

Avnet utilized data its suppliers provided on their CMRTs for the 2023 Program and relied on information provided by RBA’s RMI due diligence of smelters and refiners regarding the countries of origin and mines or locations of origin to prepare the below list. The list: (1) may not include all countries that ultimately sourced the CMs in the Covered Products, and (2) may include countries that did not ultimately source CMs contained in the Covered Products.

Country of Origin (Material)
Andorra	Dominican Republic	Kyrgyzstan	Russian Federation
Angola	Ecuador	Liberia	Rwanda
Argentina	Egypt	Liechtenstein	Saudi Arabia
Armenia	El Salvador	Lithuania	Senegal
Australia	Eritrea	Luxembourg	Serbia
Austria	Estonia	Madagascar	Sierra Leone
Azerbaijan	Ethiopia	Malaysia	Singapore
Belarus	Fiji	Mali	Slovakia
Belgium	Finland	Mauritania	South Africa
Benin	France	Mexico	South Sudan
Bermuda	Georgia	Mongolia	Spain
Bolivia (Plurinational State of)	Germany	Morocco	Sudan
Botswana	Ghana	Mozambique	Suriname
Brazil	Guatemala	Myanmar	Sweden
Bulgaria	Guinea	Namibia	Switzerland
Burkina Faso	Guyana	Netherlands	Taiwan
Burundi	Honduras	New Zealand	Tajikistan
Cambodia	Hong Kong	Nicaragua	Tanzania
Canada	Hungary	Niger	Thailand
Central African Republic	India	Nigeria	Turkey
Chile	Indonesia	Norway	Uganda
China	Ireland	Oman	United Arab Emirates
Colombia	Israel	Panama	United Kingdom
Congo	Italy	Papua New Guinea	Uruguay
Cyprus	Japan	Peru	Uzbekistan
Democratic Republic of the Congo	Kazakhstan	Philippines	VietNam
Djibouti	Kenya	Poland	Zambia
Dominica	Korea	Portugal

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